EXHIBIT #1


R. 17 W.
R. 16 W.
420 000 FEET
440 000 FEET
114° 00'
ITHACA PEAK
TURQUOISE MOUNTAIN
WHITE EAGLE
STOCKTON HILL
SILVER MOUNTAIN
CERBAT PEAK
BULL MOUNTAIN
MAYSWELL PEAK
CASTLE ROCK
KINGMAN
KINGMAN CITY LIMITS
EAST KINGMAN INTERCHANGE
KINGMAN MUNICIPAL AIRPORT
HUALAPAI INTERCHANGE
STANDARD
STATION

RECEIVED
B.L.M. AZ STATE OFFICE
SEP 03 1985
7:45 A.M.
PHOENIX, ARIZONA


GOLD EAGLE 1
SILVER EAGLE 1
WHITE EAGLE 3
WHITE EAGLE 2
WHITE EAGLE 1
GOLD EAGLE 2
GOLD EAGLE 3
GOLD EAGLE 4
UNIT ADD. 2
UNIT ADD. 1
RICO ADD. 3
RICO ADD. 2
RICO ADD. 1
RICO
UNIT
RENO
GOLDEN MOON
MOON 1
JAYNE
MARC
EAGLE'S NEST 1
EAGLE'S NEST 2
EAGLE'S NEST 3
EAGLE'S NEST 4
29
28
N

BOOK 1155 PAGE 597 EXHIBIT # 4